                                                                    Exhibit 10.6
                           REVOLVING CREDIT AGREEMENT

                  AGREEMENT dated as of July 23, 1999, between MAXI TECHNOLOGIES
             LIMITED, a British Virgin Islands corporation ("Lender"), and BOULDER CAPITAL OPPORTUNITIES, INC., a Colorado corporation ("Borrower").

             WHEREAS, the Borrower has applied to the Lender for a revolving line of credit in an aggregate principal amount at any one time outstanding of not more than One Million U.S. Dollars (US$1,000,000) (the "Commitment"), to expire on July 31, 2000 (the "Maturity Date"). The proceeds of revolving credit loans made pursuant to the Commitment are to be used by the Borrower for working capital purposes in connection with the operations of the Borrower.

             WHEREAS, the Lender is willing to make revolving credit loans to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

             NOW, THEREFORE, the Lender and the Borrower hereby agree as follows:

I. THE LOANS

             SECTION 1.01. Revolving Credit Loans. The Lender shall make revolving credit loans to the Borrower from the date hereof until the Maturity Date, in an aggregate principal amount at any one time outstanding up to but not in excess of the amount of the Commitment. The Lender shall make the initial revolving credit loan against delivery to the Lender of the Note (as defined in Section 1.02 hereof) duly executed on behalf of the Borrower, by depositing the proceeds of such loan in the form of immediately available funds to the account of the Borrower at a banking institution located in the County of Los Angeles, State of California (the "Bank"). Any subsequent revolving credit loans shall be made in the same manner except that the Borrower may designate a different account in the notice referred to in the next sentence hereof. The Borrower shall give the Lender at least two business days' prior written notice of any requested revolving credit loan hereunder, which notice shall specify the proposed amount thereof in substantially the form attached hereto as Exhibit B and the other information provided for on such form. Each revolving credit loan hereunder shall be in the aggregate principal amount of $5,000 or an integral multiple thereof. Prior to the Maturity Date, the Borrower may borrow, pay, prepay and reborrow hereunder in accordance with this Section and Section 1.03 hereof.

             SECTION 1.02. Revolving Credit Note. On the date of the first borrowing hereunder, the Borrower shall issue and deliver to the Lender a promissory note, dated the date of such borrowing and in the face amount of the Commitment. Such note shall be in substantially the form attached hereto as Exhibit A (the "Note") and shall be duly executed and delivered on behalf of the Borrower. The Lender shall, and is hereby authorized by the Borrower to, set forth on the reverse side of the Note the amount of each revolving credit loan made pursuant to Section 1.01 hereof and the other information provided for on such reverse side. The principal of the Note shall be due and payable on the Maturity Date. The Note shall bear interest from its date on the unpaid principal amount thereof at the rate of the London Interbank Offered Rates (LIBOR) published in The Wall Street Journal on such date plus two percent (2%) per annum (computed on the basis of the actual number of days elapsed over a year of 360 days). Interest shall be due and payable monthly on the first day of each month, commencing on the first day of the first full month beginning at least 30 days after issuance of the Note, and at maturity. Interest shall be payable on any overdue payment or mandatory prepayment of principal at the maximum rate permitted by law (computed as aforesaid). Any holder of the Note seeking to enforce the same shall have all the rights of a noteholder as provided hereunder and under applicable law.

             SECTION 1.03. Prepayment of Note. (a) Optional. The Borrower may at its option prepay the Note in whole at any time or in part from time to time without penalty or premium. Each prepayment of the Note pursuant to this subsection shall be applied to principal, shall be in the then unpaid principal amount of the Note or an integral multiple of $2,500 and shall be accompanied by the payment of accrued and unpaid interest on the amount of such prepayment to the date thereof.

             (b) Mandatory. The Borrower shall prepay the Note within 60 days following dissolution of the Borrower, in the then unpaid principal amount thereof together with accrued and unpaid interest on the amount of such prepayment to the date thereof. Each prepayment of the Note pursuant to this subsection shall be applied first to accrued and unpaid interest on, and then to the principal of, the Note.

II. CONDITIONS OF LENDING

             The obligation of the Lender to lend hereunder is subject to the following conditions precedent:

             SECTION 2.01. No Default. The Borrower shall be in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed, and no event of default specified in Article IV hereof, nor any event which upon notice or lapse of time or both would constitute such an event of default, shall have occurred and be continuing at such time after giving effect to such borrowing.

III. COVENANTS OF BORROWER

             The Borrower covenants and agrees with the Lender that, so long as any of the principal of or interest on the Note shall remain unpaid, unless the Lender shall otherwise consent in advance in writing, it shall not declare, pay or make directly or indirectly any distribution whether in cash, property, securities or a combination thereof with respect to any interest in Borrower, nor shall it redeem, purchase, retire or otherwise acquire for consideration, or set apart any sum for, any such interest.

IV. DEFAULTS AND REMEDIES

             The occurrence of any of the following events or conditions (herein "Events of

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Default") shall, at the option of Lender and without notice to or demand on
Borrower, constitute an Event of Default hereunder:

             (a) Borrower's failure to pay the Note as and when due after the expiration of any cure period (whether upon demand, acceleration or otherwise);

             (b) Borrower's written admission of its inability to pay its debts as they mature or an assignment of Borrower for the benefit of creditors;

             (c) Borrower's institution (by petition, application, answer, consent or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceedings under the laws of any jurisdiction;

             (d) Borrower's consent to the appointment of a trustee or receiver for all or a substantial portion of its property;

             (e) the adjudication of Borrower as a bankrupt or insolvent under any federal or state law;

             (f) the appointment of a receiver, trustee, conservator or similar person for Borrower or for all or a substantial part of the property of Borrower without the application or consent of Borrower if such appointment shall continue undischarged for a period of sixty (60) days; or the substitution of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction (by petition, application or otherwise) against Borrower which remain undismissed for a period of sixty (60) days;


             (g) the issuance of a writ or order of attachment or any similar process by any court against all or a substantial part of the property of Borrower if such writ or order of attachment or similar process is not stayed or is not released within forty-five (45) days after its entry or levy or after any stay is vacated or set aside; and/or

             (h) a material adverse change in the financial condition, affairs or operations of Borrower or any other obligor or guarantor of the Obligations, including, without limitation, loss of a material contract or license.

             Upon the occurrence of any Event of Default, Lender may, at its option, without notice to or demand on Borrower, declare the Note immediately due and payable after any cure periods, and Lender shall have all rights and remedies of a secured party under Chapter 5 of Division 9 of the California Uniform Commercial Code and other applicable law as well as the rights and remedies set forth in the Security Agreement. All rights, powers and remedies provided herein are cumulative and not exclusive of any rights, powers or remedies otherwise provided by law. Any single or partial exercise of any right, power or remedy shall not preclude the further exercise of any other right, power or remedy.



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V. GENERAL PROVISIONS

             SECTION 5.01. Notices. All notices, requests, demands and other communications shall be in writing and deemed to have been duly given when delivered personally, by facsimile transmission upon receipt of a "clear" or "ok" transmission notice, or five (5) days following deposit in the United States mail, first class, postage prepaid, duly addressed:

               If to Borrower:        Boulder Capital Opportunities, Inc.
                                      15821 Ventura Blvd., Suite 675
                                      Encino, CA   91436

                                      Attention of Chief Operating Officer.

               If to Lender:          Maxi Technologies Limited
                                      P.O. Box 3444
                                      Road Town, Tortola
                                      British Virgin Islands

Any party may, pursuant to written notice in compliance with this Section, alter or change the address or the identity of the person to whom any notice is to be sent.

             SECTION 5.02. Assignment. Either party shall have the right to assign its rights hereunder to any affiliate or successor in interest whether by merger, consolidation, purchase of assets or otherwise.


             SECTION 5.03. Further Assurances. Each party hereby agrees to execute and deliver such instruments and documents as the other party may deem necessary or advisable to effectuate the contemplated transaction.


             SECTION 5.04. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall any party hereto be estopped from enforcing any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

             SECTION 5.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


             SECTION 5.06. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof, and may not be changed orally but only by a written document signed by the party against whom enforcement of waiver, change, modification, extension or discharge is sought.


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             SECTION 5.07. Headings. Headings contained in this Agreement are for convenient reference only; they are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.


             SECTION 5.08. Survival of Provisions. In case any one or more of the provisions or any portion of any provision contained in this Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision or portion thereof shall be modified or deleted in such manner so as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the validity, legality and enforceability of any such provision shall not in any way be affected or impaired thereby, such remaining provisions or portion of any such provision construed as severable and independent thereof.

             SECTION 5.09. Arbitration; Attorneys' Fees. Any dispute or conflict which arises between the parties hereto shall be submitted to the American Arbitration Association, before a panel of three arbitrators, in accordance with its then current Commercial Rules in Los Angeles County, California, for arbitration and the parties shall be bound by the results of such arbitration in accordance with the California Code of Civil Procedure Section 1283.05. If either party brings an action for judicial review or enforcement of the arbitration proceedings, award or decision, the prevailing party in any such action, trial or appeal shall be entitled to its reasonable attorneys' fees to be paid by the nonprevailing party as fixed by the court.

             SECTION 5.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered a duplicate original, but all of which together shall constitute one and the same instrument.


             SECTION 5.11. Construction. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular.


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        IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, all as of the date and year first above written.

               BORROWER:     BOULDER CAPITAL OPPORTUNITIES, INC.,


                             By: /s/ Gill Champion
                                --------------------------------------------
                                    Its:   Chief Operating Officer
                                        ------------------------------------

               LENDER:       MAXI TECHNOLOGIES LIMITED,
                             For and on behalf of
                             Grandfield Holdings Group

                             By: /s/ Stephen Adane
                                --------------------------------------------
                                    Its:  Authorized Signature
                                        ------------------------------------

                       REVOLVING UNSECURED PROMISSORY NOTE

U.S.$1,000,000                                                Encino, California

             FOR VALUE RECEIVED, BOULDER CAPITAL OPPORTUNITIES, INC., a Colorado corporation ("Maker") promises to pay to the order of MAXI TECHNOLOGIES LIMITED, a British Virgin Islands corporation ("Holder"), at such place or to such other party or parties as the Holder of this Note may from time to time designate in writing, the aggregate unpaid principal amount of all loans made by the Holder to the Maker as set forth on the reverse hereof up to the principal sum of ONE MILLION U.S. DOLLARS (US$1,000,000), with interest on unpaid principal at a rate of the London Interbank Offered Rates (LIBOR) published in The Wall Street Journal on such date plus two percent (2%) per annum; provided, however, that if the outstanding principal of this Note is not paid in full on or before July 31, 2000, then Maker shall thereafter pay Holder interest on unpaid principal at the maximum rate permitted by law.

             Principal and interest shall be payable in lawful money of the United States. The unpaid balance of this obligation at any time shall be the difference between the amount set forth above less the principal and interest payments made hereunder, which balance may be endorsed hereon from time to time by the Holder hereof. Any payment hereunder shall be credited first on interest then due and the remainder, if any, on principal, and interest shall thereupon cease upon the amount of principal so credited.

             Maker may prepay the full amount or a portion of the balance of principal and interest on this Note then remaining unpaid at any time before such payment comes due, without penalty. Maker shall prepay the principal balance of this Note as required by that certain Revolving Credit Agreement of even date herewith between Maker as Borrower, and Holder as Lender. Each prepayment of this Note shall be applied first to accrued and unpaid interest on, and then to the principal of, this Note.

             In the event Maker fails to pay when due any and all amounts which may from time to time be due and owing under the terms of this Note, the Holder may, in its sole discretion, declare the entire unpaid principal amount hereunder, together with all interest accrued and unpaid and any other sum due and payable hereunder, immediately due and payable in full. Failure at any time to exercise this right shall not constitute a waiver of the right to exercise the same right at any other time.

             Maker hereby expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and any other notice of any kind, and expressly agrees that this Note, or any payment thereunder may be extended from time to time without in any way affecting the liability of Maker with respect to the Note or the indebtedness evidenced hereby.

             Maker agrees to pay as additional principal hereunder any and all costs incurred by Holder in employing an attorney in connection with the actions or proceedings (including any bankruptcy proceedings) which may be brought or which Holder may defend or join to enforce the terms of this Note, or any other agreement or document pertaining to this indebtedness, or which may be incurred in connection with the appointment of a receiver, or which may be incurred in enforcing or collecting this Note with or without legal or equitable actions or proceedings. Maker hereby waives to the fullest extent permitted by law all right to plead any statute of limitations as a defense to any actions hereunder.

             This Note may not be terminated orally, but only by discharge in writing signed by the party who is the Holder of this Note at the time of discharge. This Note shall be governed by and construed in accordance with the laws of the State of California.

                                       MAKER:

                                       BOULDER CAPITAL OPPORTUNITIES, INC.,

                                       By:
                                          ------------------------------------
                                            Its:
                                                ------------------------------

                       [Reverse of Revolving Credit Note]


                 Amount of     Unpaid Principal                                   Name of Person
Date               Loan        Balance of Note           Rate of Interest         Making Notation
----             ---------     ---------------           ----------------         ---------------

                                    EXHIBIT B

                               Notice of Draw-Down

                   , 1999
-------------------

Maxi Technologies Limited
P.O. Box 3444
Road Town, Tortola
British Virgin Islands

Re: Revolving Credit Agreement with Boulder Capital Opportunities, Inc.

Ladies and Gentlemen:

Pursuant to Section 1.01 of the above-referenced Agreement, the undersigned does hereby request a revolving credit loan in the amount of $ , to be delivered by wire transfer or other mutually acceptable means to the undersigned's account as designated below:

                                                   Bank
               -----------------------------------

               -----------------------------------

               -----------------------------------

               ABA Routing #
                            -----------------------------
               For Credit to Account #
                                       ------------------------------
               For Account of Boulder Capital Opportunities, Inc.


The undersigned does hereby certify that the proceeds of such loan will be used in connection with the operations of Boulder Capital Opportunities, Inc., a Colorado corporation.

                                       Very truly yours,

                                       BOULDER CAPITAL OPPORTUNITIES,
                                       INC.,

                                       By:
                                          ------------------------------------
                                           Its:
                                               -------------------------------